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                                                                      EXHIBIT 14

LATHAM & WATKINS
  Hugh Steven Wilson (State Bar No. 015961)
  R. Brian Timmons (State Bar No. 155916)
650 Town Center Drive, Twentieth Floor
Costa Mesa, California  92626
Telephone:  (714) 540-1235

Attorneys for Defendants ARV ASSISTED LIVING, INC.,
DAVID P. COLLINS, JOHN A. BOOTY, R. BRUCE ANDREWS,
JAMES M. PETERS, MAURICE J. DeWALD, JOHN J.
RYDZEWSKI, ROBERT P. FREEMAN, KENNETH M. JACOBS,
MURRY N. GUNTY, and HOWARD G. PHANSTIEL


                    SUPERIOR COURT OF THE STATE OF CALIFORNIA

                            FOR THE COUNTY OF ORANGE

EMERITUS CORPORATION,                   )       Case No. 787788
a Washington corporation,               )
                                        )       ASSIGNED FOR ALL PURPOSES TO
                  Plaintiff,            )       JUDGE JAMES A. JACKMAN, DEPT.
                                        )       31
v.                                      )
                                        )       AMENDED JOINT STIPULATION
ARV ASSISTED LIVING, INC.,              )       AND [PROPOSED] PROTECTIVE
a California corporation;               )       ORDER
DAVID P. COLLINS, an individual;        )
JOHN A BOOTY, an individual;            )       Date of Filing
JAMES M. PETERS, an individual;         )       This Action:    December 9, 1997
MAURICE J. DeWALD, an individual;       )       Trial Date:     None Set
JOHN J. RYDZEWSKI, an individual;       )
ROBERT P. FREEMAN, an individual;       )
KENNETH M. JACOBS, an individual;       )
MURRY N. GUNTY, an individual;          )
and HOWARD G. PHANSTIEL,                )
an individual,                          )
                                        )
                  Defendants.           )
                                        )
---------------------------------------


        Emeritus Corporation (hereinafter "Emeritus"), by and through their counsel of record, and ARV Assisted Living, Inc. (hereinafter "ARV"), David P. Collins, John A.


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Booty, R. Bruce Andrews, James M. Peters, Maurice J. DeWald, John J. Rydzewski,
Robert P. Freeman, Kenneth M. Jacobs, Murry N. Gunty, and Howard G. Phanstiel, by and through their counsel of record, hereby AGREE and STIPULATE as follows:

        1. All material that is produced, exchanged, or given at any time in the course of this action that contains any proprietary information related to ARV or Emeritus, including customer information, financial, sales, and marketing data, research and development information, past, present and future business plans, personnel information about any current or former ARV or Emeritus employee, or that contains information pertaining to ARV's or Emeritus' business that is not generally known and that would not ordinarily be disclosed to third parties without requiring those third parties to maintain the information in confidence, is subject to this Protective Order and shall be clearly identified as "CONFIDENTIAL" and shall be deemed "Confidential Information" under the terms of this Stipulation and Order. Documents identified as "CONFIDENTIAL" are those that contain or disclose proprietary information which would create a competitive disadvantage or work a hardship on ARV or Emeritus if such materials were disclosed to plaintiff as opposed to plaintiff's counsel. Such Confidential Information shall be used solely for the purpose of this case and shall not be made available to persons other than those described below. No person shall use any documents containing Confidential Information or information derived from them for purposes other than in prosecution or defense of this litigation.

        2. This Protective Order shall also govern any Confidential Information contained in any transcript of testimony given in any deposition in this action by any present or former officer, employee or agent of ARV or Emeritus, as well as Confidential Information contained in all discovery responses and other materials produced in discovery in response to interrogatories, requests for admissions, requests for production of documents, subpoenas or subpoenas duces tecum, now pending or hereafter requested, and any information obtained therefrom.

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        3. Any Confidential Information protected under paragraphs 1 and 2 above may be disclosed only to counsel of record and employees of their law firm assisting in the preparation and trial of this action, expert consultants, and designated expert witnesses in preparation for and during their testimony. Plaintiff's or defendant's counsel may disclose to expert consultants or expert witnesses only the Confidential Information necessary for purposes of their testimony or expert advice. All expert consultants and expert witnesses must agree to sign the "ACKNOWLEDGMENT" in the form attached hereto attesting that they agree to be bound by the Protective Order prior to the disclosure to them of any Confidential Information. Such executed ACKNOWLEDGMENT must be filed with the court under seal. The Confidential Information shall not be disclosed to any expert who is currently, or is planning to be, an employee or affiliate of Emeritus or ARV, or an individual holding any proprietary interest in Emeritus or ARV, without the prior written consent of ARV with respect to disclosure of documents produced by ARV or Emeritus with respect to disclosure of documents produced by Emeritus.

        4. In the event either party seeks to retain an expert or consultant who cannot sign the ACKNOWLEDGMENT form attached hereto in good faith, counsel for plaintiff and defendants shall attempt in good faith to agree to allow disclosure of some narrowly defined subset of Confidential Information contemplated by this Order to that expert or consultant. In the event counsel for plaintiff and defendants cannot reach such an agreement, the party requesting disclosure may bring an ex parte application before the Court to resolve this issue.

        5. Each person who receives any Confidential Information hereby agrees to subject himself/herself to the jurisdiction of this Court for the purpose of any proceedings relating to the performance, compliance with, or violation of this Protective Order.

        6. If any party files with the Court any documents containing Confidential Information protected herein, or quotes material parts thereof in a court filing, all such documents and filings shall be filed under seal, shall be maintained under seal by the Court,



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and shall be made available only to the Court or persons authorized by the terms of this Protective Order to have access thereto, unless the parties specifically stipulate otherwise. The person filing any document or pleading containing Confidential Information shall inform the clerk that all or a portion designated thereof is subject to this Protective Order and is to be kept under seal, except that, upon default of the filing party to so designate and inform the clerk, any party may do so.

        7. Nothing in the foregoing provisions of this Protective Order shall be deemed to preclude any party from seeking and obtaining from the Court, upon an appropriate showing:

        a) such additional protection with respect to the confidentiality of documents or other discovery materials as that party may consider appropriate; or

        b) an order permitting disclosure of documents or information beyond the terms of this Stipulation and Order.

        8. Within thirty (30) days of final determination of this litigation, including all appeals, unless otherwise agreed to in writing by an attorney of record for each party, each party shall assemble and return all documents containing Confidential Information, including any copies, extracts, or summaries thereof or documents containing information taken therefrom, to the person or party from whom the documents were obtained. Alternatively, within thirty (30) days of final determination of this litigation, counsel for the receiving party may destroy all such documents and inform counsel of the producing party of such destruction in writing. Materials which, in the judgment of counsel for the receiving party, constitute work product are exempted from the requirements of this paragraph.

        9. No part of the restrictions imposed by this Protective Order may be terminated except by written stipulation executed by counsel of record for each designated party, or an order of this Court for good cause shown. The termination of this action shall not automatically terminate this Order.

/ / /

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/ / /
/ / /
/ / /
/ / /

        10. This Order may be modified by written stipulation among all the parties, approved by the Court, or by application to the Court by noticed motion.

DATED:  January 6, 1997                             LATHAM & WATKINS


                                                    By  /s/ R. BRIAN TIMMONS
                                                        ------------------------
                                                        R. Brian Timmons
                                                    Attorneys for Defendant
                                                    ARV Assisted Living, Inc.,
                                                    et al.

DATED:  January 6, 1997                             GIBSON, DUNN & CRUTCHER, LLP


                                                    By  /s/ JOSEPH P. BUSCH
                                                        ------------------------
                                                        Joseph P. Busch, III
                                                    Attorneys for Plaintiff
                                                    Emeritus Corporation

        IT IS HEREBY ORDERED that the preceding Protective Order be followed, and that the terms and conditions of this Order shall govern the handling of documents, answers to interrogatories, depositions, pleadings, exhibits, declarations, and other information exchanged by the parties in this action.

Dated:  January __, 1997               -----------------------------------------
                                                 Judge James A. Jackman
                                       Superior Court, Orange County, California


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                                 ACKNOWLEDGMENT
                                 --------------

         I, ___________________________ (print name), hereby acknowledge that I have read the Protective Order attached hereto which was entered by the Court on December __, 1997, in connection with Emeritus Corp. v. ARV Assisted Living, Inc., et al., Case No. 787788, that I am not currently an employee or affiliate of, or hold any proprietary interest in, Emeritus Corporation or ARV Assisted Living, Inc., nor am I planning to be an employee or affiliate of, or hold any proprietary interest in, Emeritus Corporation or ARV Assisted Living, Inc. in the future. I have been authorized by counsel for a party in this case to receive Confidential Information. I fully understand and agree to abide by the obligations and conditions set forth in the Protective Order.

                                 -----------------------------------------------
                                 (Signature)

Dated:  __________________

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